Exhibit 23(a)



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

July 7, 2008

The Board of Directors
Culp, Inc.:

We have issued our reports dated July 7, 2008, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Culp, Inc. and subsidiaries on Form 10-K for the year ended April 27, 2008. Our reports contain an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Statement (FASB) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes". We hereby consent to the incorporation by reference of said reports in the Registration Statements of Culp, Inc. on Form S-8 (File No. 333-59512 effective April 26, 2001, File No. 333-59514 effective April 25, 2001, File No. 333-27519 effective May 21, 1997,
File No. 333-101805 effective December 12, 2002, File No. 33-13310 effective March 20,1987, File No. 33-37027 effective September 18, 1990, File No. 33-80206 effective June 13, 1994, File No. 33-62843 effective September 22,1995, and File No. 333-147663 effective November 27, 2007).


/s/ Grant Thornton LLP


Greensboro, North Carolina
July 7, 2008